EXHIBIT A

Pursuant to Rule 13d-1(k) or Regulation 13D-G of the General Rule and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in capacities set forth below.

December 14, 2018
Date

/s/ Kim M. Silva
Signature

Kim M. Silva
Attorney-in-fact for:

SPO Partners II, L.P. (1)
SPO Advisory Partners, L.P. (1)
San Francisco Partners, L.P. (1)
SF Advisory Partners, L.P. (1)
SPO Advisory Corp. (1)
John H. Scully (1)
Phoebe Snow Foundation, Inc. (1)
Eli J. Weinberg (1)
Ronak R. Gandhi (2)

(1)	A Power of Attorney authorizing Kim M. Silva to act on behalf of this person or entity has been previously filed with the Securities and Exchange Commission on December 22, 2014.

(2)	A Power of Attorney authorizing Kim M. Silva to act on behalf of this person or entity has been previously filed with the Securities and Exchange Commission on February 14, 2017.